Exhibit 3.2

BYLAWS

of

SOMITOS CORP.

March 06, 2025

ARTICLE I

OFFICES AND CORPORATE SEAL

SECTION 1. Registered Office. SOMITOS CORP. (hereinafter the “Corporation”) shall maintain a registered office in the State of Wyoming. In addition to its registered office, the Corporation shall maintain a principal office at a location determined by the Board. The Board of Directors may change the Corporation’s registered office and principal office from time to time.

SECTION 2. Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Wyoming, as may be designated from time to time by the Board of Directors (hereinafter the “Board”), and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

SECTION 3. Corporate Seal. A Corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used, the same shall be a circle having on the circumference thereof the name of the Corporation and in the center the words “corporate seal”, the year incorporated, and the state where incorporated.

ARTICLE II

SHAREHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.

SECTION 3. Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Wyoming as the Board of Directors may from time to time fix.

SECTION 4. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice (including by email) of the meeting shall be provided to each shareholder of record entitled to vote at or entitled to notice of the meeting, which shall state the place, date, and hour of the meeting, as well as the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten (10) days before the date of the meeting to each shareholder entitled to vote at such meeting. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

SECTION 5. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote with respect to the subject matter of the action unless a greater percentage is required by law in which case such greater percentage shall be required.

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SECTION 6. Quorum and Adjournment.

(a)	The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Wyoming statute or by the Articles.

(b)	Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by Wyoming statute or the Articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; and provided further, that the affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting.

(c)	If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 7. Voting. Subject to a special voting rights or restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

SECTION 8. Motions. No motion proposed at an annual or special meeting need be seconded.

SECTION 9. Equality of Votes. In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

SECTION 10. Dispute as to Entitlement to Vote. In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

SECTION 11. Proxy.

a)	A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes.

b)	A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

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ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not, by Wyoming law or the Articles of Incorporation, directed or required to be exercised or done by the stockholders.

SECTION 2. Number, Qualification. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the directors then in office.

SECTION 3. Elections and Terms. The Board of Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be elected for a term ending at the next following Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

SECTION 4. Newly Created Directorships and Vacancies. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Except as otherwise provided under Wyoming law, newly created directorships and vacancies resulting from any cause may not be filled by any other person or persons. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any director then in office.

SECTION 5. Removal and Resignation. Except as otherwise fixed by or pursuant to provisions of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of stock entitled to vote generally in the election of directors. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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SECTION 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors; (ii) by any nominating committee or persons appointed by the Board of Directors; or (iii) by any  stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the annual meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to  the meeting and the defective nomination shall be disregarded.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Wyoming and at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by Wyoming law or these bylaws.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Wyoming whenever called by the Chairman of the Board of Directors, the President or by a majority of the entire Board of Directors.

SECTION 9. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 9, in which notice shall be stated the time and place of the meeting. Except as otherwise required by Wyoming law or these bylaws, such notice need not state the purpose(s) of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to such director at such director’s residence or usual place of business, by registered mail, return receipt requested delivered at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to such director at such place by electronic mail, telegraph, telex, cable or wireless, or be delivered to such director personally, by facsimile or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

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SECTION 10. Quorum and Manner of Acting. Except as hereinafter provided, a majority of the whole Board of Directors shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by Wyoming law, the Articles of Incorporation or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

SECTION 12. Telephonic Participation. Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

SECTION 13. Organization. At each meeting of the Board, the Chairman of the Board or, in his absence or inability to act, the Chief Executive Officer or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION 14. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

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ARTICLE IV

OFFICERS

SECTION 1. Number, Qualification, Election and Term of Office.

a)	The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)	The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

c)	Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

SECTION 2. Resignation. Any officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

SECTION 3. Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. Remuneration. The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

SECTION 5. Conflict of Interest. Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

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ARTICLE V

SHARES OF STOCK

SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any  officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if  he were such officer, transfer agent or registrar at the date of issue.

 SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Wyoming, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by Wyoming law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Wyoming.

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ARTICLE VI

BORROWING POWERS

a) The Directors may from time to time on behalf of the Corporation:

(i)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

(ii)	issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and

(iii)	mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

b) A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VII

FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX

AMENDMENTS

The Board is expressly empowered to adopt, amend, or repeal these Bylaws (or any provision hereof). The stockholders shall also have power to adopt, amend, or repeal these Bylaws (or any provision hereof).

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ARTICLE X

DISCLOSURE OF INTEREST OF DIRECTORS

a) A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b) A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

(i)	a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

(ii)	a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;

(iii)	a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv)	determining the remuneration of the Directors;

(v)	purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

(vi)	the indemnification of a Director by the Corporation.

c) A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine. No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d) A Director or his or her firm may act in a professional capacity for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e) A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

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ARTICLE XI

ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Wyoming. Such list shall be certified by an officer of the Corporation.

ARTICLE XII

INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

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CERTIFIED TO BE THE BYLAWS OF:

SOMITOS CORP.

per:

          /s/ Gvantsa Chumburidze

Gvantsa Chumburidze, Secretary

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